Filed Pursuant to Rule 424(b)(3)

Registration No. 333-227731

PROSPECTUS

10,000,000 Shares of Common Stock

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This prospectus relates to the sale or other disposition from time to time of up to 5,000,000 shares of our common stock, $0.001 par value per share, and up to an additional 5,000,000 shares of common stock issuable upon the exercise of an outstanding warrant, which are held by the selling stockholder named in this prospectus.

We are registering the shares as required by an agreement that we entered into with the selling stockholder. However, the registration of the shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholder. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. All of the net proceeds from the sale of shares of our common stock will go to the selling stockholder. Upon exercise of the warrant however, we will receive proceeds from the exercise of such warrant.

The selling stockholder or its pledgees, donees, transferees or other successors-in-interest may, from time to time, sell or otherwise dispose of any or all of their shares described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” on pages 8-10 of this prospectus. We have agreed to bear all costs, expenses and fees in connection with the registration of the shares of common stock offered by the selling stockholder. However, we will not be paying any underwriting discounts, commissions or brokerage fees in this offering or any fees or expenses of the selling stockholder’s legal counsel.

Our common stock is currently quoted on the NYSE American market under the symbol “VNRX”. On October 15, 2018, the last reported sale price of our common stock on the NYSE American market was $2.80 per share.

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” on page 4 and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 15, 2018

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. It is important for you to read and consider all of the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement before making any decision whether to invest in our common stock. This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. You should also read and consider the additional information contained in the documents that we have incorporated into this prospectus by reference, as described in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date shall modify or supersede such earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. The registration statement, including the exhibits, can be read on the SEC’s website mentioned under the heading “Where You Can Find More Information.”

Unless we state otherwise or the context indicates otherwise, references to the “Company”, “VolitionRx”, “we”, “us”, and “our” in this prospectus refer to VolitionRx Limited and its subsidiaries. Our fiscal year ends on December 31 of each calendar year. Nucleosomics®, NuQ®, Nu.QTM and Hypergenomics® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus or incorporated in this prospectus by reference. Before you decide whether to purchase our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Overview

We are a multi-national life sciences company developing simple, easy to use, cost effective blood tests to help diagnose a range of cancers. Our tests are based on the science of Nucleosomics®, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid – an indication that disease is present. The principle behind what we are doing relies on bringing together two main lines of research: the chromosomes of cancer cells differ from those of healthy cells – both in terms of DNA sequence (due to genetic cancer mutations) and in protein structure – due to epigenetic changes. There are chromosome fragments from dead cancer cells circulating in the blood as nucleosomes. Each such circulating nucleosome contains a small (approx. 140bp) fragment of tumor DNA. Our Nucleosomics® technology exploits the different compositions of circulating nucleosome structures present in the serum of cancer patients to detect and identify cancer diseases.

We are developing a novel suite of blood assays for epigenetically altered circulating nucleosomes as biomarkers in cancer. Nu.QTM products are simple, low-cost, ELISA platform tests and can incorporate other off-patent, low-cost ELISA tests in our panels (e.g. CEA, PSA, and CA125) for higher accuracy.

We have incurred losses since inception, have negative cash flows from operations, and currently have no revenues, and we do not anticipate earning significant revenues until such time as we are able to fully market our intended products. For these reasons, our auditors stated in their report on our most recent audited financial statements that our net losses since inception and accumulation of a significant deficit raise substantial doubt that we will be able to continue as a going concern without further financing. See Item 8. Financial Statements and Supplementary Data of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for a discussion of our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish our plan of operations described herein, obtain financing and eventually attain profitable operations.

Corporate Information

We are a Delaware corporation. Our executive offices are located at 1 Scotts Road, #24-05 Shaw Centre, Singapore 228208, and our telephone number is +1 (646) 650-1351. We maintain a website at www.volitionrx.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to such reports are available to you free of charge through the Investors section of www.volitionrx.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. The information contained on or accessed through our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to make an investment decision. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

Private Placement

On August 8, 2018, we entered into a Common Stock Purchase Agreement with Cotterford Company Limited pursuant to which we agreed to sell and issue (i) 5,000,000 shares of our common stock, $0.001 par value per share, as well as (ii) a warrant to purchase up to an additional 5,000,000 shares of our common stock, or the Warrant. The closing of the transactions under the Common Stock Purchase Agreement occurred on August 10, 2018. The Warrant is exercisable for a period of 6 months, commencing on February 10, 2019, at an exercise price of $3.00 per share of common stock (subject to adjustment in the case of stock splits, stock dividends, reclassifications, combinations of shares and similar recapitalization transactions).

Pursuant to the Common Stock Purchase Agreement, we agreed to, among other things, (i) file a registration statement with the SEC to cover the resale of the shares including those issuable upon exercise of the Warrant, (ii) use commercially reasonable efforts to cause such registration statement to become effective following the filing thereof, and (iii) take certain other actions as may be necessary to keep such registration statement effective during the timeframes described in such Agreement.

The registration statement of which this prospectus is a part relates to the resale of the shares of common stock, including the shares underlying the Warrant that may be issued to the selling stockholder in connection with the exercise of the Warrant. Shares of common stock that may be offered under this prospectus will be fully-paid and non-assessable.

The Offering

Common stock to be offered by the selling stockholder…..	10,000,000 shares
Securities being offered by the Company…………………	None
Use of proceeds……………………………………………

We will not receive any proceeds from the sale or other disposition of the shares of common stock offered by this prospectus. All of the proceeds from the sale or other disposition of the shares of common stock offered by this prospectus will be received by the selling stockholder. Upon exercise of the Warrant, we will receive proceeds from the exercise of such Warrant.

NYSE American Market Symbol………………………….	VNRX
Risk Factors……………………………………..…………

See “Risk Factors” beginning on page 4 of this prospectus and the other information included in or incorporated by reference into this prospectus for a discussion of the factors you should consider before making an investment decision.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder for offer and resale, we are referring to the shares of common stock issued to the selling stockholder in the private placement as described above, including shares issued upon the exercise of the Warrant issued in the private placement. When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, its permitted transferees, pledgees, assignees, distributees, donees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. For more information, see the information included under the heading “Where You Can Find More Information.” Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, including statements regarding estimates, future events, our future financial performance, business strategy and plans and objectives of management for future operations, including with respect to us specifically and the cancer diagnostics industry in general, are forward-looking statements. We have attempted to identify estimates and forward-looking statements by terminology including “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “seeks,” “should,” “suggests,” “targets” or “will” or the negative of these terms or other comparable terminology. Although we do not make estimates or forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Our estimates and forward-looking statements are based on our current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry’s actual results, levels of activity, performance or achievements to vary materially from those expressed or implied by these estimates and forward-looking statements.

Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in this prospectus, any accompanying prospectus supplement, and in any documents incorporated by reference herein and therein. Readers should carefully review this information as well as other risks and uncertainties described in other filings with the SEC that we may make after the filing date of this prospectus. See the information included under the heading “Where You Can Find More Information.”

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any estimates or forward-looking statements. All estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by applicable law or regulation, we undertake no obligation to update or to review any estimate and/or forward-looking statement. In light of these risks and uncertainties, we cannot assure you that the estimates or forward-looking statements contained in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, will in fact occur. You should not place undue reliance on these estimates and forward-looking statements.

We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We are registering the shares of our common stock covered by this prospectus pursuant to registration rights granted to the selling stockholder. The selling stockholder will receive all of the proceeds from the sale or other disposition of the shares of our common stock covered by this prospectus. We are not selling any securities under this prospectus and will not receive any proceeds from the sale or other disposition of the shares of our common stock covered by this prospectus. However, upon any exercise of the Warrant, the selling stockholder would pay us an exercise price of $3.00 per share, subject to any adjustment pursuant to the terms of the Warrant. We expect to use any such Warrant exercise proceeds primarily for working capital and general corporate purposes.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholder or its transferees, pledgees, assignees, distributees, donees or other successors-in-interest to sell or otherwise dispose of, from time to time, up to an aggregate of 10,000,000 shares of our common stock, including up to 5,000,000 shares of our common stock issuable upon exercise of the Warrant. See “Prospectus Summary—Private Placement.” The table below presents information regarding the selling stockholder, the shares of common stock that it may sell or otherwise dispose of from time to time under this prospectus and the number of shares and percentage of our outstanding shares of common stock the selling stockholder will own assuming all of the shares covered by this prospectus, including the shares issuable upon exercise of the Warrant, are sold by the selling stockholder.

We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares of common stock covered hereby. The selling stockholder might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus, including the shares issuable upon exercise of the Warrant in full, will be sold by the selling stockholder.

The information in the table is based on 35,031,225 shares outstanding as of September 30, 2018 and was prepared based on information supplied to us by the selling stockholder and upon information in our possession regarding the issuance of the shares of common stock and the Warrant to the selling stockholder in connection with the private placement transaction described under the heading “Prospectus Summary—Private Placement.” Other than the transactions referred to herein and in documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, the selling stockholder has not within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities.

Name of Selling Stockholder(1)	Number of Shares Beneficially Owned Prior to the Offering(2)	Number of Shares Offered Hereby	Number of Shares Beneficially Owned After the Offering(3)	Percentage Of Class Beneficially Owned After the Offering
Cotterford Company Limited(4)…............	11,837,476	10,000,000	1,837,476	4.6%

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(1)Information concerning named selling stockholder or future transferees, pledgees, assignees, distributees, donees or other successors-in-interest of or from any such stockholder or others who later hold any selling stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is immaterial. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of September 30, 2018 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. For purposes of this table, we have assumed that the Warrant is immediately exercisable even though it is not exercisable until February 10, 2019 per its terms.

(3)This table assumes that the selling stockholder will sell all shares offered for sale by it under this registration statement, including all shares issuable upon exercise of the Warrant, and no further acquisitions of shares by the selling stockholder other than pursuant to the Warrant. However, the shares issuable upon exercise of the Warrant will become eligible for sale by the selling stockholder under this prospectus only as the Warrant is exercised.

(4)Ownership prior to the offering consists of (i) 6,048,947 shares of common stock directly owned by Cotterford Company Limited, or Cotterford, (ii) 484,376 shares of common stock owned by Hever Investments Limited, or Hever, an affiliated entity under common control with Cotterford, (iii) 5,000,000 shares of common stock issuable upon the exercise of the Warrant held directly by Cotterford, and (iv) 304,153 shares of common stock issuable upon the exercise of warrants held by Hever. Amy Slee, a director of Eight Corporation Limited which is a director of each of Cotterford and of Hever, holds dispositive and voting control over the shares of common stock beneficially owned by Cotterford and Hever. Ms. Slee disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein. The principal business address of Cotterford is 8 St. George’s Street, Douglas, Isle of Man, IM1 1AH.

PLAN OF DISTRIBUTION

The selling stockholder, including its transferees, pledgees, assignees, distributees, donees or other successors-in-interest, may from time to time offer some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling stockholder will not pay any of the costs, expenses and fees in connection with the registration of the shares covered by this prospectus, but it will pay any and all of its own legal fees, underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of shares of our common stock covered by this prospectus.

The selling stockholder may sell the shares of common stock covered by this prospectus from time to time, and may also decide not to sell all or any of the shares of common stock that it is allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholder in one or more types of transactions, which may include:

•purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares of common stock for whom they may act as agent;

•one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•ordinary brokerage transactions or transactions in which a broker solicits purchases;

•purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•the pledge of shares of common stock for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of common stock;

•short sales or transactions to cover short sales relating to the shares of common stock;

•one or more exchanges or over-the-counter market transactions;

•through distribution by the selling stockholder or its successors-in-interest to its members, general or limited partners or stockholders (or their respective members, general or limited partners or stockholders);

•privately negotiated transactions;

•the writing of options, whether the options are listed on an options exchange or otherwise;

•distributions to creditors and equity holders of the selling stockholder; and

•any combination of the foregoing, or any other available means allowable under applicable law.

The selling stockholder may also resell all or a portion of its common stock in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

The selling stockholder may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling stockholder or borrowed from the selling stockholder or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In addition, the selling stockholder may engage in hedging transactions with broker-dealers in connection with distributions of common stock or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell securities short and redeliver securities to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling stockholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the common stock so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares of common stock to investors in our securities or the selling stockholder’s securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•the number of shares of common stock offered;

•the price of such common stock;

•the proceeds to the selling stockholder from the sale of such common stock;

•the names of the underwriters or agents, if any;

•any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•any discounts or concessions allowed or paid to dealers.

The selling stockholder may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase common stock from the selling stockholder at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions listed in the applicable prospectus supplement.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of common stock for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

In connection with sales of common stock covered hereby, the selling stockholder and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling stockholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling stockholder may be deemed to be an “underwriter” under the Securities Act, the selling stockholder must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied in accordance with Rule 153 under the Securities Act.

We or the selling stockholder may agree to indemnify each other, any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling stockholder or its affiliates in the ordinary course of business.

The selling stockholder will be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholder. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. These restrictions may affect the marketability of such common stock.

In order to comply with applicable securities laws of some states, the common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any common stock of a selling stockholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of common stock under this prospectus, underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock offered under this prospectus. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE American market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) August 10, 2021, or (ii) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or pursuant to Rule 144 of the Securities Act, or such shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed on by Stradling Yocca Carlson & Rauth, a Professional Corporation, Newport Beach, California.

EXPERTS

The consolidated financial statements of VolitionRx Limited as of December 31, 2017 and 2016 and for each of the years in the two-year period ended December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Sadler, Gibb & Associates, LLC, our independent registered public accountant, given upon the authority of said firm as experts in accounting and auditing. The report of Sadler, Gibb & Associates, LLC dated March 1, 2018 notes that our net losses since inception and accumulation of a significant deficit raise substantial doubt that we will be able to continue as a going concern without further financing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. For more information, see “About this Prospectus.”

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any additional documents that we may file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the security covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 1, 2018;

•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018 and June 30, 2018, as filed with the SEC on May 10, 2018 and August 13, 2018, respectively;

•our Current Reports on Form 8-K as filed with the SEC on each of March 12, 2018, August 9, 2018 and September 11, 2018; and

•the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on February 3, 2015, including any amendment or report filed for the purpose of updating such description.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into this prospectus. To request such materials, please contact Mr. Rodney Rootsaert, our Corporate Secretary at c/o Corporate Secretary, VolitionRx Limited, 1 Scotts Road, #24-05 Shaw Centre, Singapore, 228208, by telephone at +1 (646) 650-1351 or by email at notice@volitionrx.com. These documents are also available free of charge through the investors section on our website at www.volitionrx.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our website is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus. As permitted by the SEC rules and regulations, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, reference is made to such registration statement, exhibits and schedules.

We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, current reports, proxy statements and other information electronically with the SEC. Such periodic reports, current reports, proxy statements, other information and a copy of the registration statement on Form S-3 are available through the SEC’s website at www.sec.gov.

10,000,000 Shares of Common Stock

PROSPECTUS

October 15, 2018